Exhibit 99.1

Winnebago Industries Completes Acquisition of Newmar

FOREST CITY, IA, November 8, 2019 — Winnebago Industries, Inc. (NYSE: WGO), a leading outdoor lifestyle product manufacturer, today announced that it has completed the previously announced acquisition of Newmar Corporation (“Newmar”), a leading manufacturer of Class A and Super C motorized recreation vehicles (RVs).  Consideration paid included $270 million in cash plus two million shares of Winnebago Industries common stock.

“The acquisition of Newmar further strengthens our core RV Platform and enhances the scale and profitability of our overall motorhome business,” said Winnebago Industries President and Chief Executive Officer, Michael Happe. “We are excited to welcome Newmar into our premium portfolio and look forward to working with their dedicated and talented team and high-quality dealer network to drive new growth opportunities and significant value creation for our employees, customers, and shareholders.”

Goldman Sachs & Co. LLC acted as financial advisor to Winnebago Industries and Faegre Baker Daniels LLP served as legal advisor.

About Winnebago Industries

Winnebago Industries, Inc. is a leading U.S. manufacturer of outdoor lifestyle products under the Winnebago, Grand Design, Newmar and Chris-Craft brands, which are used primarily in leisure travel and outdoor recreation activities. The Company builds quality motorhomes, travel trailers, fifth wheel products and boats. Winnebago Industries has multiple facilities in Iowa, Indiana, Oregon, Minnesota, and Florida. The Company’s common stock is listed on the New York Stock Exchange and traded under the symbol WGO. For access to Winnebago Industries’ investor relations material or to add your name to an automatic email list for Company news releases, visit http://investor.wgo.net.

About Newmar Corporation

Established in 1968, Newmar is an innovator and leader in the RV manufacturing industry. Newmar has an industry leading portfolio of premium motorhomes in the Class A Diesel, Class A Gas and Super C categories sold through a nationwide dealer network in the US and Canada. Newmar is well known for its product quality and unique customer service model. Newmar is located in Nappanee, Indiana and has manufacturing and customer service operations there. A nationwide network of 55 dealer service centers provides customer service and support.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that forward-looking statements are inherently uncertain and involve potential risks and uncertainties.  A number of factors could cause actual results to differ materially from these statements, including, but not limited to competition and new product introductions by competitors, our ability to attract and retain qualified personnel, increases in market compensation rates, business or production disruptions, sales order cancellations, risk related to the terms of our credit agreement and compliance with debt covenants and leverage ratios, stock price volatility and share dilution, disruptions or unanticipated costs from facility expansions, availability of labor, a slowdown in the economy, low consumer confidence, the effect of global tensions, increases in interest rates, availability of credit, availability of financing for RV and marine dealers, impairment of good will, risk related to cyclicality and seasonality of our business, slower than anticipated sales of new or existing products, integration of operations relating to merger and acquisition activities generally, the possibility that the Newmar acquisition may not perform as expected or may not result in earnings growth, difficulties and expenses related to integrating Newmar into our business, possible unknown liabilities of Newmar, significant costs related to the Newmar acquisition, increased focus of management attention and resources on the Newmar Acquisition, inadequate liquidity or capital resources, inventory and distribution channel management, our ability to innovate, our reliance on large dealer organizations, significant increase in repurchase obligations, availability and price of fuel, availability of chassis and other key component parts, increased material and component costs, exposure to warranty claims, ability to protect our intellectual property, exposure to product liability claims, dependence on information systems and web applications, any unexpected expenses related to the implementation of our Enterprise

Resource Planning system, risk related to data security, governmental regulation, including for climate change and risk related to anti-takeover provisions applicable to us.  Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company’s filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or from the Company upon request. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward looking statements contained in this release or to reflect any changes in the Company’s expectations after the date of this release or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Steve Stuber - Investor Relations - 952-828-8461 - srstuber@wgo.net

Media Contact: Sam Jefson - Public Relations Specialist - 641-585-6803 - sjefson@wgo.net